SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 26, 2000

                               IOS Capital, Inc.
             (Exact name of registrant as specified in its charter)




      DELAWARE                      File No. 0-20405              23-2493042
    ------------                 ---------------------         ----------------
     (State or other              (Commission File              (IRS Employer
     jurisdiction of              Number)                       Identification
     incorporation)                                             Number)


                      1738 Bass Road, Macon, Georgia 31210


       Registrant's telephone number, including area code: (912) 471-2300
                                                           --------------



                                 Not Applicable
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

         On October 26, 2000, Registrant's parent, IKON Office Solutions, Inc. ("IKON"), announced results for the fourth quarter of fiscal year 2000. IKON's press release dated October 26, 2000 containing further detail is attached.

This report includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to: statements relating to expected earnings, profit margins and revenue growth for fiscal 2001; increased equipment sales; IKON's ability to gain customers and market share and expected benefits from IKON's strategic investments and initiatives. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to, risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 1999 Annual Report on Form 10-K/A filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

c. The following exhibits are furnished in accordance with the provisions of
Item 601 of Regulation S-K:

(99)     Press Release dated October 26, 2000

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                IOS Capital, Inc.




                                By:      /s/ HARRY KOZEE
                                         --------------------------
                                         Harry Kozee
                                         Vice President - Finance



Dated: November 13, 2000